Exhibit 10.99

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of April 18, 2003, to the Revolving Credit Agreement dated as of May     , 1996 (the “Agreement”) between MONOGRAM CREDIT CARD BANK OF GEORGIA (the “Borrower”) and GENERAL ELECTRIC CAPITAL CORPORATION (the “Lender”).

WHEREAS, as of the date hereof, the Borrower and Lender desire to amend the Agreement to increase the line of credit available under the Agreement.

NOW, THEREFORE, in accordance with Section 14 of the Agreement, the parties hereto agree as follows;

1. Amendment to Line of Credit of the Agreement. The amount of the line of credit in the first paragraph and in Section 2 of the Agreement is increased from US$4,000,000,000 to US$15,000,000,000.

DATED: As of April 18, 2003

MONOGRAM CREDIT CARD BANK OF GEORGIA

By:	/s/ F. Martin Leary
Name:	F. Martin Leary
Title:	Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Dennis R. Sweeney
Name:	Dennis R. Sweeney
Title:	Vice President